UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2006

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0499007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Carillon Parkway, St. Petersburg, Florida	33716-2325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

N/A

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Acceleration of Stock Options

On February 23, 2006, the Board of Directors of Catalina Marketing Corporation approved the acceleration of vesting of certain unvested stock options awarded to certain employees under its 1999 Stock Option Plan effective on February 23, 2006. There are no options affected by the acceleration that are held by “Named Executive Officers” (as that term is defined by Item 402(a)(3) of Regulation SK). The Accelerated Options have exercise prices greater than or equal to $26.31, which is in excess of the current market value of the Company’s common stock. The closing price of the Company’s common stock on February 23, 2006 was $22.36. The Accelerated Options may be exercised after the effective date. All other terms and conditions applicable to accelerated and non-accelerated stock options are unchanged and remain in effect.

As a result of the acceleration of vesting, the Company expects to avoid compensation expense of approximately $8.3 million, net of income taxes that would have otherwise been recognized under Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment”, which the Company intends to adopt effective April 1, 2006. The effect of the acceleration of the vesting of these options will be reflected as an adjustment to proforma net income in the notes to the financial statements included in the Company’s Annual Report on Form 10-K for its fiscal year ending March 31, 2006.

The following table summarizes the Accelerated Options by range of exercise price:

Grant Date	Exercise Price	Number of Accelerated Options
July 25, 2001	$32.55	13,500
October 23,2001	$27.60	1,275
July 25, 2002	$26.31	139,571
July 25, 2002	$27.26	6,136
November 18, 2004	$27.70	1,130,701

Item 7.01. Regulation FD Disclosure

On February 27, 2006, Catalina Marketing Corporation (the “Company”) issued a press release to provide an update on Catalina Marketing Services’ project to install color printers for targeted communications in its U.S. retail store network.

Information in this report (including the exhibit) furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits

Exhibits

Exhibit Number	Description
99.1	Press Release dated February 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

February 27, 2006	CATALINA MARKETING CORPORATION
(Registrant)

/s/ Rick P. Frier
	Name:	Rick P. Frier
	Title:	Executive Vice President and Chief Financial Officer
(Authorized officer of Registrant and principal financial and accounting officer)